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Exhibit 99.1

Communications, Inc.

HYPERSPACE® COMMUNICATIONS TO ACQUIRE MPC COMPUTERS

MPC is a Provider of IT Solutions and Hardware
to Government and Mid-Size Enterprise Customers

Combined Companies See Product, Customer and Distribution Synergies

        DENVER, Colorado, March 21, 2005—HyperSpace® Communications, Inc. (AMEX: HCO), a leading provider of application and network acceleration software, today announced a definitive agreement to acquire MPC Computers, LLC, a provider of IT solutions and hardware to government and mid-size enterprise customers. MPC is a privately held company controlled by Gores Technology Group, LLC.

        Under terms of the transaction, which is subject to various closing conditions and approval by HyperSpace shareholders, HyperSpace expects to issue an aggregate of 4.3 million shares of its common stock in return for all of the outstanding limited liability units in MPC's parent company, GTG PC Holdings, LLC, plus warrants to purchase 5 million shares with an exercise price of $3.00 per share and 1.5 million shares with an exercise price of $5.50 per share.

        Mark Endry, president and CEO of HyperSpace, said the acquisition will create a more diversified technology solutions company that will benefit from the respective strengths and growth strategies of both HyperSpace and MPC. He added that, upon closing of the transaction, HyperSpace will leverage MPC's existing relationships and sales channels to expand distribution of all HyperSpace products.

        "MPC brings product lines and direct relationships with thousands of customers that will give our HyperWeb™ and HyperTunnel™ acceleration solutions immediate visibility in the government, education and enterprise sectors," Endry said. "In addition, as one of the nation's prominent direct providers of technology solutions, MPC adds the stature and revenue base necessary to afford the combined companies better access to capital to fuel growth strategies."

        Michael Adkins, president and CEO of MPC, said, "With HyperSpace's acquisition of MPC, we will be adding acceleration solutions with strong application in all three of our primary market segments. This transaction supports our objective of expanding our product portfolio with cutting edge solutions in order to better serve our customers, and strengthen our balance sheet. By offering customers a broader set of products, we address a growing trend among technology-intensive organizations to do business with fewer vendors in order to improve their efficiencies and customer experiences."

        MPC offers IT solutions and build-to-order PCs. Its product lines include desktop and notebook computers, servers, and storage solutions. MPC differentiates itself by providing a superior service and support experience to customers in its target segments. MPC also customizes many of its products to include non-standard, customer-specific software or components that reduce the costs of deployment and maintenance of its customers' computing infrastructures. MPC's operations will not be affected as a result of this acquisition, and it will continue to operate under the MPC brand.

        Headquartered in Nampa, Idaho, MPC operates a 340,000-square-foot manufacturing facility and an adjacent 50,000 square foot third party logistics center. Its operations are ISO 9001 certified, and the Company has won numerous technology awards. MPC's website is www.mpccorp.com.

Other MPC highlights include:

  •
  Rated #3 hardware vendor in Washington Technology magazine's 2004 "Top 100 Federal Prime Contractors for IT Services".

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  Focused on federal, state/local government and education (SLE) customers as well as mid-market enterprise customers.

  •
  Expanding mid-market enterprise business targeting companies with 250 to 5,000 employees.

  •
  A leader in the SLE space, the Company's fastest growth segment. Through a recent Western States Contracting Alliance (WSCA) contract award, MPC is now licensed for state procurement sales in 23 states.

  •
  Superior customer support in government, education and mid-sized corporate segments.

  •
  Direct distribution model brings direct relationships with thousands of customers.

  •
  Only major PC company with all operations located in US, including both manufacturing and technical support functions.

        Additional information regarding MPC's 2004 fourth quarter and full year results will be made available in the proxy statement to be filed in connection with the acquisition.

About HyperSpace Communications

        HyperSpace software supports anywhere, anytime access to business-critical data world wide, with real-time, secure application acceleration over existing networks. Hyperspace offers secure, accelerated access right to the desktop. Customers include ABN AMRO, Deutsche Bank, Bridgestone-Firestone Europe, UBS PaineWebber, Dex Media, Hunter Douglas, Nokia, Telecom Italia, Amway along with many others. For more information, visit HyperSpace online at www.ehyperspace.com.

About Gores Technology Group, LLC

        Gores Technology Group, LLC is a private investment firm focused on the technology and telecommunications sectors. The firm combines the seasoned M & A team of a traditional financial buyer with the operational expertise and detailed due diligence capabilities of a strategic buyer. Gores has a long standing record of creating sustainable value in its portfolio companies by focusing on customers and employees, supporting management with operational expertise and providing capital required for growth. Headquartered in Los Angeles, Gores maintains offices in Boulder, London, and Zurich. (www.gores.com)

Cautionary Statement

        Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of HyperSpace Communications or MPC Computers to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Other factors, which could materially affect such forward-looking statements, can be found in HyperSpace Communications' filings with the Securities and Exchange Commission, including risk factors at www.sec.gov. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Factors that could materially affect the results, performance or achievements of MPC Computers include competition in the PC industry, rapid changes in technology, intellectual property disputes, reliance on federal, state and local government for a significant portion of its revenue, and fluctuations in MPC Computers' operating results, working capital and borrowing base under its credit facility. The forward-looking statements made herein are only made as of the date of this press release and HyperSpace Communications undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

HyperSpace Company Contacts:
John P. Yeros, Chairman: 303.566.6510
Barbara Coy, Investor Relations: 303.566.6532
Investor@ehyperspace.com
www.ehyperspace.com

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HYPERSPACE® COMMUNICATIONS TO ACQUIRE MPC COMPUTERS